SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: May 24, 2000
                        (Date of earliest event reported)

                                JENNA LANE, INC.
             (Exact name of registrant as specified in its charter)

Delaware                       0-29126                       22-3351399
--------                       -------                       ----------
(State or other                (Commission                (IRS Employer
Jurisdiction of                File Number)              Identification
Incorporation)                                                  Number)

1407 Broadway, Suite 2400, New York, New York                   10018
---------------------------------------------                   -----
(Address of principal executive offices)                      (Zip Code)

(212) 704-0002
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(Registrant's Telephone Number Including Area Code)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a)(1)(i) On May 24, 2000 the Registrant terminated Edward Isaacs & Company LLP ("EICO") as its independent accountant.

(a)(1)(ii) The reports of EICO on the Registrant's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(a)(1)(iii) The decision to change accountants was recommended by the Board of Directors.

(a)(1)(iv) During the Registrant's two most recent fiscal years and the subsequent interim period there were no disagreements with EICO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of EICO would have caused EICO to make reference to the matter in its report.

(a)(2) On May 25, 2000 the Registrant engaged Mahoney, Cohen & Co. ("MCC") as its independent auditors for its fiscal year ending March 31, 2000. During the Registrant's two most recent fiscal years, and any subsequent interim period prior to engaging MCC the Registrant (or someone on its behalf) did not consult MCC regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement as defined in paragraph 304(a)(1)(iv) under Regulation S-K or a reportable event. The Company did consult with MCC commencing in December 1999 regarding the restatement of the Registrant's financial statements for the fiscal year ended March 31, 1999 and the fiscal quarters ended June 30 and September 30, 1999.

(a)(3) The Registrant has requested EICO to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated May 31, 2000, is filed as Exhibit 16 to this Form 8-K.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2000                               JENNA LANE, INC.

                                        By:    /s/ GARY COFFEY
                                           -------------------------
                                           Gary Coffey, Chief Operating Officer

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                                  EXHIBIT INDEX

Exhibit number             Description

16                         Accountant's letter